Exhibit 99.1

Supplemental Operating and Financial Data

1Q

For the Quarter Ended
March 31, 2016

TIER REIT

Supplemental Operating and Financial Data
For the Quarter Ended March 31, 2016

About the Company

TIER REIT, Inc. is a self-managed, Dallas-based real estate investment trust focused on delivering outsized stockholder return through stock price appreciation and dividend growth while offering unparalleled tenant service. TIER REIT’s investment strategy is to acquire, develop, and operate a portfolio of best-in-class properties in select U.S. markets that consistently lead the nation in both population and office-using employment growth. Within these markets, we target TIER1 submarkets, which are primarily urban and amenity-rich locations.
As of March 31, 2016, we owned interests in 33 operating office properties, two non-operating properties, and one development property located in 14 markets throughout the United States with a total of 12.0 million rentable square feet.

Board of Directors	Executive Officers and Senior Management
Richard I. Gilchrist	Scott W. Fordham
Chairman of the Board and Independent Director	Chief Executive Officer, President, and Director

Scott W. Fordham	Dallas E. Lucas
Chief Executive Officer, President, and Director	Chief Financial Officer and Treasurer

Charles G. Dannis	William J. Reister
Independent Director	Chief Investment Officer and Executive Vice President

Thomas M. Herzog	Telisa Webb Schelin
Independent Director	Chief Legal Officer, Executive Vice President, and Secretary

Dennis J. Martin	James E. Sharp
Independent Director	Chief Accounting Officer and Executive Vice President

Steven W. Partridge	R. Heath Johnson
Independent Director	Managing Director - Asset Management

G. Ronald Witten	Dean R. Hook
Independent Director	Senior Vice President - Information Systems

Anubhav Raj
Senior Vice President - Capital Markets

Company Information
Corporate Headquarters	Trading Information	Investor inquiries should be directed to:
5950 Sherry Lane, Suite 700	Trading Symbol: TIER	Scott McLaughlin
Dallas, Texas 75225	New York Stock Exchange	Senior Vice President - Investor Relations
at 972.483.2400 or
ir@tierreit.com

Website		Research Coverage
www.tierreit.com		Janney Montgomery Scott LLC
Robert Stevenson
640.840.3217

Supplemental Operating and Financial Data
For the Quarter Ended March 31, 2016
Table of Contents

Overview and Highlights
Overview	1
Financial Highlights	2-3
Consolidated Balance Sheets	4
Consolidated Statements of Operations	5
Calculation of FFO and FAD	6
Calculation of EBITDA	7
Non Wholly-Owned Entities Financial Summary	8
Same Store Analysis	9
Schedule of Properties Owned	10
Portfolio Analysis	11
Components of Net Asset Value	12
Selected Non-Stabilized Properties	13
Significant Tenants	14
Industry Diversification	15

Leasing
Leasing Activity	16-17
Lease Expirations	18-19
Occupancy Trends	20

Capital Expenditures
Leasing Cost Summary	21
Leasing Cost Trend Analysis	22
Development, Leasing, and Capital Expenditures Summary	23

Other Information
Potential Future Development Sites	24
Summary of Development Activity	25
Properties Under Development	26
Acquisition and Disposition Activities	27
Summary of Financing	28
Principal Payments by Year	29
Definitions of Non-GAAP Financial Measures	30-31
Forward-Looking Statements
This supplemental operating and financial data report contains forward-looking statements within the meaning of the federal securities laws relating to the business and financial outlook of TIER REIT, Inc. that are based on current expectations, estimates, forecasts, and projections and are not guarantees of future performance. Statements contained herein may be impacted by a number of risks and uncertainties, including the company’s ability to rent space on favorable terms, its ability to address debt maturities and fund its capital requirements, its intentions to sell certain properties, its intentions with respect to development activity, the value of its assets, its anticipated capital expenditures, and other matters. Words such as “may,” "will," “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “objectives,” “strategies,” “goals,” and variations of these words and similar expressions are intended to identify forward-looking statements. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this document, as well as other factors described in the Risk Factors section of TIER REIT, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2015. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events.

Overview
For the Quarter Ended March 31, 2016

Highlights and Financial Results

•
FFO attributable to common stockholders, excluding certain items, for the first quarter of 2016 was $21.3 million, or $0.45 per diluted share, as compared to $17.4 million, or $0.35 per diluted share, for the first quarter of 2015, an increase of $3.9 million, or $0.10 per diluted share

•
FFO attributable to common stockholders for the first quarter of 2016 was $20.2 million, or $0.42 per diluted share, as compared to $16.9 million, or $0.34 per diluted share, for the first quarter of 2015, an increase of $3.3 million, or $0.08 per diluted share

•	Same Store GAAP NOI for the first quarter of 2016 was $34.2 million, as compared to $30.5 million for the first quarter of 2015, an increase of $3.6 million, or 11.8%

•	Same Store Cash NOI for the first quarter of 2016 was $30.1 million, as compared to $28.7 million for the first quarter of 2015, an increase of $1.4 million, or 4.8%

•
Net loss attributable to common stockholders for the first quarter of 2016 was $12.7 million, or $0.27 per diluted share, as compared to $5.9 million, or $0.12 per diluted share, for the first quarter of 2015, an increase in loss of $6.8 million, or $0.15 per diluted share

•	Dennis J. Martin joined our board of directors as an independent director on January 1, 2016
Property Results

•	Occupancy at March 31, 2016, was 88.9%, a decrease of 80 basis points from December 31, 2015

•	462,000 square feet leased - 271,000 square feet of renewals, 70,000 square feet of expansion space, and 121,000 square feet of new leasing
Real Estate Activities

•	Lawson Commons was sold for a contract sale price of $68.4 million, continuing our progress in disposing of non-strategic properties
Capital Market Activities

•
Credit facility successfully converted from secured to unsecured as a result of meeting certain financial covenants, releasing 14 properties comprising 5.6 million square feet in real estate previously encumbered

•	Increased the maximum capacity of our credit facility from $750.0 million to $860.0 million, adding a $50.0 million term loan and adding $60.0 million of capacity to our revolving line of credit

•
Paid off, without penalty, the $55.8 million construction loan secured by Two BriarLake Plaza (scheduled to mature in October 2016) using proceeds from the new $50 million term loan and the sale of Lawson Common, furthering our progress in reducing our leverage and extending our debt maturities

•	Authorized distribution of $0.18 per share of common stock for the first quarter of 2016, which was paid on April 8, 2016

Supplemental Operating and Financial Data	TIER REIT	1st Quarter Page 1

Financial Highlights
(in thousands, except per share data, effective rent data, percentages, and number of properties)

	31-Mar-16	31-Dec-15	30-Sep-15	30-Jun-15	31-Mar-15
Portfolio Summary:
(at our ownership %, unless otherwise noted)
Total operating office properties	33	34	35	31	34
Rentable square feet (100%) (operating properties)	11,535	11,971	12,615	11,946	13,624
Rentable square feet (own %) (operating properties)	10,419	10,855	10,918	10,418	12,487
Occupancy %	88.9%	89.7%	89.4%	89.0%	88.4%
Executed % SF leased	89.7%	89.8%	90.2%	89.5%	89.7%
Economic % SF leased	84.6%	84.1%	83.6%	82.3%	82.3%
Average effective rent/square feet	$26.62	$25.69	$25.50	$24.94	$25.95

	Three Months Ended
	31-Mar-16	31-Dec-15	30-Sep-15	30-Jun-15	31-Mar-15
Financial Results:
Revenue	$68,478	$67,085	$69,423	$70,038	$75,819
Base rent	$46,907	$47,494	$47,351	$51,336	$56,923
Free rent	$(3,259)	$(3,557)	$(3,718)	$(5,365)	$(5,173)
NOI	$36,645	$36,402	$38,121	$36,858	$36,664
Net loss attributable to common stockholders	$(12,707)	$(11,216)	$(13,849)	$(1,151)	$(5,892)
Diluted loss per common share (1) (2)	$(0.27)	$(0.24)	$(0.28)	$(0.02)	$(0.12)
FFO attributable to common stockholders	$20,232	$17,363	$18,883	$(18,051)	$16,904
Diluted FFO per common share (1) (2)	$0.42	$0.37	$0.39	$(0.36)	$0.34
FFO attributable to common stockholders, excluding certain items	$21,341	$18,017	$20,737	$17,181	$17,444
Diluted FFO, excluding certain items, per common share (2)	$0.45	$0.38	$0.42	$0.34	$0.35
FAD attributable to common stockholders	$8,185	$7,667	$3,954	$(1,176)	$1,556
FAD per common share (1) (2)	$0.17	$0.16	$0.08	$(0.02)	$0.03
Normalized EBITDA	$34,014	$34,789	$35,752	$33,439	$37,072
Weighted average common shares outstanding - basic (2)	47,390	47,244	48,843	49,893	49,891
Weighted average common shares outstanding - diluted (2)	47,715	47,436	49,034	50,085	50,066

Selected Additional Trend Information:
Renewal % based on square feet	66%	79%	69%	83%	74%
Distributions declared on common shares	$8,594	$8,576	$8,539	$9,011	$—
Annualized distribution yield (3)	5.4%	4.9%	4.9%	N/A	N/A
(1) In periods of net loss from continuing operations or negative FFO or FAD attributable to common stockholders there are no dilutive securities and diluted earnings (loss) per common share or diluted FFO or FAD per common share is calculated using weighted average common shares outstanding - basic as the denominator.
(2) All periods presented have been adjusted to reflect the one-for-six reverse stock split that occurred on June 2, 2015.
(3) Based on the closing price of our common stock as of the last day of the associated period. Prior to the July 23, 2015, listing of our common stock on the New York Stock Exchange, no stock price is available.
Occupancy % represents the total square footage subject to commenced leases as of the reporting date as a percentage of the total rentable square feet (at our ownership interest).
Executed % SF leased represents the total square footage subject to commenced leases plus the square footage for currently vacant space that is subject to executed leases that have not commenced as of the reporting date as a percentage of the total rentable square feet (at our ownership interest).
Economic % SF leased represents the total square footage subject to commenced leases as of the reporting date adjusted to exclude the square footage associated with leases receiving rental abatements as a percentage of the total rentable square feet (at our ownership interest).
Average effective rent represents 12 times the sum of the monthly contractual amounts for base rent and the pro rata budgeted operating expense reimbursements, as of period end, related to leases in place as of period end, as reduced for free rent and excluding any scheduled future rent increases, as adjusted for our ownership interest.
This section includes non-GAAP financial measures, which are accompanied by what we consider the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Quantitative reconciliations of the differences between the non-GAAP financial measures presented and the most directly comparable GAAP financial measures are shown on pages 6-7. A description of the non-GAAP financial measures we present and a statement of the reasons why management believes the non-GAAP measures provide useful information to investors about the Company’s financial condition and results of operations can be found on pages 30-31.

Supplemental Operating and Financial Data	TIER REIT	1st Quarter Page 2

Financial Highlights (continued)
(in thousands, except percentages and ratios)

	31-Mar-16	31-Dec-15	30-Sep-15	30-Jun-15	31-Mar-15
Selected Balance Sheet Items:

Total book value of real estate (1)	$1,503,088	$1,573,248	$1,590,422	$1,488,373	$1,609,953

Cash and cash equivalents	$5,532	$12,248	$7,769	$153,158	$5,764

Unconsolidated cash and cash equivalents (at ownership %)	$4,175	$4,086	$6,293	$3,368	$2,480

Restricted cash	$12,756	$10,712	$16,615	$29,620	$32,761

Total assets	$1,787,304	$1,873,745	$1,906,755	$1,919,743	$2,116,165

Mortgage debt (1)	$358,717	$415,425	$463,629	$505,224	$903,475

Revolving credit facility and term loans	$683,000	$665,000	$626,000	$525,000	$221,000

Mortgage debt classified as held for sale	$—	$—	$—	$—	$96,824

Unconsolidated debt (at ownership %)	$82,747	$80,189	$90,909	$72,392	$59,870

Total liabilities	$1,142,948	$1,195,926	$1,216,646	$1,144,786	$1,338,198

Capitalization:

Common stock outstanding (2)	47,405	47,362	47,242	49,872	49,901

OP units and restricted stock units outstanding (2)	141	29	82	84	86

Restricted stock outstanding (2)	333	282	189	192	192

	47,879	47,673	47,513	50,148	50,179

Closing stock price (3)	$13.44	$14.75	$14.72	N/A	N/A

Market capitalization (3)	$643,494	$703,177	$699,391	$1,347,978	$1,348,812

Total debt (4)	$1,124,464	$1,160,614	$1,180,538	$1,102,616	$1,281,169

Net debt (5)	$1,114,757	$1,144,280	$1,166,476	$946,090	$1,272,925

Total capitalization	$1,767,958	$1,863,791	$1,879,929	$2,450,594	$2,629,981

	Three Months Ended
	31-Mar-16	31-Dec-15	30-Sep-15	30-Jun-15	31-Mar-15
Ratios:

NOI margin %	53.5%	54.3%	54.9%	52.6%	48.4%

Normalized fixed charge coverage (6)	2.46	2.35	2.35	1.78	1.76

Normalized interest coverage (6)	2.72	2.67	2.68	2.05	2.06

Net debt/normalized annualized estimated full period EBITDA from properties owned at period end (6)	8.40x	8.22x	8.02x	7.75x	8.94x

(1) Excludes book value of real estate and mortgage debt classified as held for sale.
(2) All periods presented have been adjusted to reflect the one-for-six reverse stock split that occurred on June 2, 2015.
(3) Market capitalization is equal to outstanding shares (common stock, restricted stock, OP units, and restricted stock units, as if converted) times the closing price of our common stock as of the the last day of the associated period. Prior to the July 23, 2015, listing of our common stock on the New York Stock Exchange, the price used was the estimated stock value of $26.88 per share, as reported in Quarterly Report on Form 10-Q filed on November 3, 2014, as adjusted to reflect the one-for-six reverse stock split that occurred on June 2, 2015.

(4) Includes book value of mortgage debt, the revolving credit facility and term loans, mortgage debt classified as held for sale, and unconsolidated debt (at ownership %).
(5) Total debt less cash and cash equivalents and unconsolidated cash and cash equivalents (at ownership %).
(6) See page 7 for more detailed information.

Supplemental Operating and Financial Data	TIER REIT	1st Quarter Page 3

Consolidated Balance Sheets
(in thousands, except share and per share data)

	31-Mar-16	31-Dec-15	30-Sep-15	30-Jun-15	31-Mar-15
Assets
Real estate
Land	$176,309	$179,989	$184,318	$167,231	$249,030
Land held for development	45,059	45,059	44,834	6,377	—
Buildings and improvements, net	1,276,519	1,348,200	1,361,270	1,314,765	1,360,923
Real estate under development	5,201	—	—	—	—
Total real estate	1,503,088	1,573,248	1,590,422	1,488,373	1,609,953

Cash and cash equivalents	5,532	12,248	7,769	153,158	5,764
Restricted cash	12,756	10,712	16,615	29,620	32,761
Accounts receivable, net	78,562	76,228	74,817	71,877	75,466
Prepaid expenses and other assets	6,025	6,712	22,875	31,890	7,222
Investments in unconsolidated entities	90,000	88,998	85,377	44,780	39,422
Deferred financing fees, net (2)	3,310	3,111	3,308	3,344	3,582
Acquired above-market leases, net	1,258	1,388	1,518	1,619	163
Other lease intangibles, net	76,787	82,160	84,351	74,850	77,480
Other intangible assets, net	9,986	10,086	10,185	10,284	2,114
Assets associated with real estate held for sale	—	—	—	—	255,130
Total assets	$1,787,304	$1,864,891	$1,897,237	$1,909,795	$2,109,057

Liabilities and equity

Liabilities:
Mortgage debt	$358,717	$415,425	$463,620	$505,196	$903,688
Unsecured term loans	575,000	525,000	525,000	525,000	125,000
Unsecured revolving credit facility	108,000	140,000	101,000	—	96,000
Unamortized debt issuance costs (2)	(8,744)	(8,854)	(9,518)	(9,948)	(7,108)
Unamortized mark to market premium (discount)	—	—	9	28	(213)
Total notes payable, net	1,032,973	1,071,571	1,080,111	1,020,276	1,117,367

Accounts payable	834	831	1,477	2,192	1,118
Payables to related parties	294	292	302	794	2,257
Accrued liabilities	55,847	70,766	72,719	64,794	65,713
Acquired below-market leases, net	10,456	11,934	13,321	12,773	14,381
Other liabilities	33,944	23,082	30,642	24,981	25,797
Distributions payable	8,600	8,596	8,556	9,028	—
Obligations associated with real estate held for sale	—	—	—	—	104,457
Total liabilities	1,142,948	1,187,072	1,207,128	1,134,838	1,331,090
Commitments and contingencies
Series A Convertible Preferred Stock	—	2,700	2,700	4,626	4,626
Equity:
Preferred stock	—	—	—	—	—
Convertible stock	—	—	—	—	—
Common stock, $.0001 par value per share, 382,499,000 shares authorized (1)	5	5	5	5	5
Additional paid-in capital (1)	2,603,564	2,600,193	2,598,333	2,645,825	2,646,147
Cumulative distributions and net loss attributable to common stockholders	(1,944,022)	(1,922,721)	(1,902,927)	(1,878,611)	(1,868,447)
Accumulated other comprehensive income (loss)	(16,732)	(3,860)	(10,148)	799	(5,336)
Stockholders’ equity	642,815	673,617	685,263	768,018	772,369
Noncontrolling interests	1,541	1,502	2,146	2,313	972
Total equity	644,356	675,119	687,409	770,331	773,341
Total liabilities and equity	$1,787,304	$1,864,891	$1,897,237	$1,909,795	$2,109,057

Common stock, number of shares issued and outstanding (1)	47,404,980	47,362,372	47,241,851	49,871,776	49,901,013

(1) All periods have been adjusted to reflect the one-for-six reverse stock split that occurred on June 2, 2015.
(2) All periods have been adjusted to reflect adoption and retrospective application of new accounting guidance regarding presentation of certain debt issuance costs as a deduction from the corresponding debt liability.

Supplemental Operating and Financial Data	TIER REIT	1st Quarter Page 4

Consolidated Statements of Operations
(in thousands, except share and per share amounts)

	Three Months Ended
	31-Mar-16	31-Dec-15	30-Sep-15	30-Jun-15	31-Mar-15
Revenue
Rental income	$63,291	$61,736	$62,794	$63,953	$71,604
Straight-line rent and lease incentive revenue	3,250	3,310	2,547	4,625	2,483
Above- and below-market rent amortization	1,348	1,256	2,064	1,335	1,187
Lease termination fees	589	783	2,018	125	545
Total revenue	68,478	67,085	69,423	70,038	75,819
Expenses
Property related expenses	20,485	21,812	21,290	20,877	25,179
Real estate taxes	11,064	8,622	9,670	10,198	11,644
Property management fees	284	249	342	2,105	2,332
Total property operating expenses	31,833	30,683	31,302	33,180	39,155
Interest expense	11,501	11,668	11,884	14,591	15,641
Amortization of deferred financing costs	739	1,048	914	899	908
Amortization of mark to market	—	(9)	(33)	(30)	(27)
Total interest expense	12,240	12,707	12,765	15,460	16,522
General and administrative	5,510	5,569	6,378	5,412	5,381
BHT Advisors termination fee and HPT Management buyout fee	—	—	101	10,200	—
Tender offer and listing costs	—	(27)	2,562	2,488	503
Amortization of restricted shares and units	994	3,371	505	564	535
Straight-line rent expense adjustment	—	—	(67)	(7)	(7)
Acquisition expense	—	21	644	813	2
Asset impairment losses	4,826	—	—	—	132
Real estate depreciation and amortization	31,770	29,910	31,217	31,081	30,022
Depreciation and amortization - non-real estate assets	274	272	229	—	—
Total expenses	87,447	82,506	85,636	99,191	92,245
Interest and other income	274	257	267	141	145
Loss on early extinguishment of debt	—	(24)	(30)	(21,412)	(36)
Loss from continuing operations before income taxes, equity
in operations of investments, and gain (loss) on sale of assets	(18,695)	(15,188)	(15,976)	(50,424)	(16,317)
Benefit (provision) for income taxes	(182)	(209)	(36)	(1,338)	76
Equity in operations of investments	415	3,829	(159)	69	243
Loss from continuing operations before gain (loss) on sale of assets	(18,462)	(11,568)	(16,171)	(51,693)	(15,998)
Discontinued operations:
Income (loss) from discontinued operations	—	17	21	(121)	1,490
Gain on sale of discontinued operations	—	297	403	6,077	8,606
Discontinued operations	—	314	424	5,956	10,096
Gain (loss) on sale of assets	5,739	(2)	(85)	44,564	—
Net loss	(12,723)	(11,256)	(15,832)	(1,173)	(5,902)
Noncontrolling interests - continuing operations	16	41	58	33	27
Noncontrolling interests - discontinued operations	—	(1)	(1)	(11)	(17)
Dilution of Series A Convertible Preferred Stock	—	—	1,926	—	—
Net loss attributable to common stockholders	$(12,707)	$(11,216)	$(13,849)	$(1,151)	$(5,892)

Basic and diluted weighted average common shares outstanding (1)	47,389,591	47,244,471	48,842,711	49,893,330	49,891,436
Basic and diluted earnings (loss) per common share:
Continuing operations (1)	$(0.27)	$(0.24)	$(0.29)	$(0.14)	$(0.32)
Discontinued operations (1)	—	—	0.01	0.12	0.20
Basic and diluted loss per common share (1)	$(0.27)	$(0.24)	$(0.28)	$(0.02)	$(0.12)

Distributions declared per common share (1)	$0.18	$0.18	$0.18	$0.18	$—

Net income (loss) attributable to common stockholders:
Continuing operations	$(12,707)	$(11,529)	$(14,272)	$(7,096)	$(15,971)
Discontinued operations	—	313	423	5,945	10,079
Net loss attributable to common stockholders	$(12,707)	$(11,216)	$(13,849)	$(1,151)	$(5,892)

(1) All periods presented have been adjusted to reflect the one-for-six reverse stock split that occurred on June 2, 2015.

Supplemental Operating and Financial Data	TIER REIT	1st Quarter Page 5

Calculation of FFO and FAD
(in thousands, except per share data)

	Three Months Ended
Funds from operations (FFO)	31-Mar-16	31-Dec-15	30-Sep-15	30-Jun-15	31-Mar-15

Net loss	$(12,723)	$(11,256)	$(15,832)	$(1,173)	$(5,902)
Net loss attributable to noncontrolling interests	16	40	57	22	10
Dilution of Series A Convertible Preferred Stock	—	—	1,926	—	—
Adjustments (1):
Real estate depreciation and amortization - consolidated	31,770	29,910	31,217	31,081	30,022
Real estate depreciation and amortization - unconsolidated joint ventures	2,045	2,427	1,904	1,367	1,287
Real estate depreciation and amortization - noncontrolling interest	(6)	(10)	(10)	—	—
Impairment of depreciable real estate assets	4,826	—	—	—	132
Gain on sale of depreciable real estate	(5,739)	(3,698)	(318)	(50,641)	(8,606)
Taxes associated with sale of depreciable real estate	64	—	(5)	1,264	—
Noncontrolling interests	(21)	(50)	(56)	29	(39)
FFO attributable to common stockholders	$20,232	$17,363	$18,883	$(18,051)	$16,904

FFO, excluding certain items
FFO attributable to common stockholders	$20,232	$17,363	$18,883	$(18,051)	$16,904
Adjustments (1):
Acquisition expenses	—	26	642	1,193	2
Severance charges	493	—	—	—	—
Tender offer and listing costs	—	(27)	2,562	2,488	503
Loss on early extinguishment of debt	—	31	127	21,412	36
Non-cash default interest (2)	617	625	355	—	—
BHT Advisors termination fee and HPT Management buyout fee	—	—	101	10,200	—
Noncontrolling interests	(1)	(1)	(7)	(61)	(1)
Dilution of Series A Convertible Preferred Stock	—	—	(1,926)	—	—
FFO attributable to common stock holders, excluding certain items	$21,341	$18,017	$20,737	$17,181	$17,444

Funds available for distribution (FAD)
FFO attributable to common stock holders	$20,232	$17,363	$18,883	$(18,051)	$16,904
Adjustments (1):
Recurring capital expenditures	(9,353)	(11,113)	(13,795)	(14,067)	(13,247)
Straight-line rent adjustments	(3,957)	(2,662)	(2,525)	(4,369)	(2,850)
Above- and below-market rent amortization	(1,423)	(1,330)	(2,139)	(1,433)	(1,289)
Amortization of deferred financing fees and mark to market	793	1,095	930	898	936
Amortization of restricted shares and units	994	3,371	505	564	535
Acquisition expenses	—	26	642	1,193	2
Tender offer and listing costs	—	(27)	2,562	2,488	503
Loss on early extinguishment of debt	—	31	127	21,412	36
Default interest	617	625	355	—	—
BHT Advisors termination fee and HPT Management buyout fee	—	—	101	10,200	—
Depreciation and amortization - non-real estate assets	274	272	229	—	—
Noncontrolling interests	8	16	5	(11)	26
Dilution of Series A Convertible Preferred Stock	—	—	(1,926)	—	—
FAD attributable to common stockholders	$8,185	$7,667	$3,954	$(1,176)	$1,556

Weighted average common shares outstanding - basic (3)	47,390	47,244	48,843	49,893	49,891
Weighted average common shares outstanding - diluted (3)	47,715	47,436	49,034	50,085	50,066

Diluted FFO per common share (3) (4)	$0.42	$0.37	$0.39	$(0.36)	$0.34
Diluted FFO, excluding certain items, per common share (3)	$0.45	$0.38	$0.42	$0.34	$0.35
Diluted FAD per common share (3) (4)	$0.17	$0.16	$0.08	$(0.02)	$0.03

(1) Adjustments represent our pro rata share of consolidated and unconsolidated amounts, including discontinued operations.
(2) As of March 31, 2016, we had a non-recourse loan in default which subjects us to incur default interest at a rate that is 500 basis points higher than the stated interest rate. Although there can be no assurance, we anticipate that when this property is sold or when ownership of this property is conveyed to the lender, this default interest will be forgiven.

(3) All periods presented have been adjusted to reflect the one-for-six reverse stock split that occurred on June 2, 2015.
(4) There are no dilutive securities for purposes of calculating diluted FFO per common share and diluted FAD per common share when FFO attributable to common stockholders or FAD attributable to common stockholders is negative.

For additional information regarding the non-GAAP measures, see pages 30-31.

Supplemental Operating and Financial Data	TIER REIT	1st Quarter Page 6

Calculation of EBITDA
(in thousands, except ratios)

	Three Months Ended
	31-Mar-16	31-Dec-15	30-Sep-15	30-Jun-15	31-Mar-15

Net loss attributable to common stockholders	$(12,707)	$(11,216)	$(13,849)	$(1,151)	$(5,892)

Adjustments:

Noncontrolling interests	(8)	(20)	(27)	(1)	(10)
Dilution of Series A Convertible Preferred Stock	—	—	(1,926)	—	—

Interest expense - consolidated (including discontinued operations)	11,501	11,668	11,884	14,635	16,304
Interest expense - unconsolidated entities	641	727	1,437	617	615
Amortization of deferred financing costs - consolidated (including discontinued operations)	739	1,048	914	899	922
Amortization of deferred financing costs - unconsolidated entities	54	56	48	13	13
Mark to market - consolidated (including discontinued operations)	—	(9)	(33)	(30)	(28)
Mark to market - unconsolidated entities	—	—	1	16	17
Total interest expense	12,935	13,490	14,251	16,150	17,843

Tax (benefit) provision - consolidated (including discontinued operations)	182	209	36	1,338	(76)
Tax provision - unconsolidated entities	2	1	1	1	2
Depreciation and amortization - consolidated (including discontinued operations)	32,044	30,182	31,446	31,081	30,022
Depreciation and amortization - unconsolidated entities	2,045	2,427	1,904	1,367	1,287
Depreciation and amortization - noncontrolling interest	(6)	(10)	—	—	—
Impairment losses	4,826	—	—	—	132
Gain on sale of real estate	(5,739)	(3,698)	(318)	(50,641)	(8,606)
Loss on early extinguishment of debt	—	31	127	21,412	36
EBITDA	33,574	31,396	31,645	19,556	34,738

Adjustments:
Costs incurred in connection with listing activities	—	(27)	2,562	2,488	503
Acquisition expenses	—	26	642	1,193	2
Non-cash write-off (recoveries) of tenant receivables	(53)	557	802	2	1,829
Severance charges	493	—	—	—	—
Transition-related stock-based compensation expense (1)	—	2,837	—	—	—
BHT Advisors termination fee and HPT Management buyout fee	—	—	101	10,200	—
Normalized EBITDA	34,014	34,789	35,752	33,439	37,072

Adjustments:
EBITDA from properties disposed before period end	(832)	25	(42)	(2,933)	(1,488)
Full quarter adjustment for acquired properties	—	—	656	—	—
Normalized estimated full period EBITDA from properties owned at period end	$33,182	$34,814	$36,366	$30,506	$35,584

Fixed charges
Interest expense	$12,935	$13,490	$14,251	$16,150	$17,843
Non-cash default interest (2)	(617)	(625)	(355)	—	—
Interest expense related to participating mortgage (3)	—	(53)	(660)	—	—
Capitalized interest incurred (4)	198	199	119	132	176
Normalized interest expense	12,516	13,011	13,355	16,282	18,019
Principal payments (excludes debt payoff)	1,318	1,776	1,876	2,498	3,059
Fixed charges	$13,834	$14,787	$15,231	$18,780	$21,078

Normalized interest coverage	2.72	2.67	2.68	2.05	2.06
Normalized fixed charge coverage	2.46	2.35	2.35	1.78	1.76
______________________

(1)
During the fourth quarter of 2015, we incurred a charge from the acceleration of stock grants related to our transition from an arrears-based equity incentive program to a new, forward-looking, multi-year, long-term equity incentive program.

(2) We have a non-recourse loan in default which subjects us to incur default interest at a rate that is 500 basis points higher than the stated interest rate. Although there can be no assurance, we anticipate that when this property is sold or when ownership of this property is conveyed to the lender, this default interest will be forgiven.
(3) Represents an estimate of the portion of the Paces West B note that will be repaid based on achievement of certain investment return thresholds which is included in interest expense- unconsolidated entities above. Paces West was sold in November 2015.
(4) Excludes capitalized interest funded from construction loans.

For additional information regarding the non-GAAP measures, see pages 30-31.

Supplemental Operating and Financial Data	TIER REIT	1st Quarter Page 7

Non Wholly-Owned Entities Financial Summary
As of and for the Quarter Ended March 31, 2016
(dollars in thousands)

	Unconsolidated Entities at						Consolidated Entities at
	TIER REIT Ownership Share						TIER REIT Ownership Share
	Wanamaker Building	1325 G Street	Colorado Building	Domain 2 & 7	Domain 8		Legacy Land	Third + Shoal
Ownership % during the period	60.00%	10.00%	10.00%	49.84%	50.00%		95.00%	95.00%
Ownership % at period end	60.00%	10.00%	10.00%	49.84%	50.00%	Total	95.00%	95.00%	Total
Results of Operations
Rental income	$3,486	$256	$94	$1,088	$—	$4,924	—	343	343
Straight-line rent and lease incentive revenue	147	76	56	130	—	409	—	—	—
Above- and below-market rent amortization	106	(26)	(12)	—	—	68	—	—	—
Other income	44	40	—	—	—	84	—	—	—
Total revenue	3,783	346	138	1,218	—	5,485	—	343	343

Property related expenses	1,280	87	43	298	15	1,723	3	371	374
Real estate taxes	214	72	28	233	—	547	19	—	19
Property management fees	108	8	2	50	—	168	—	—	—
NOI	2,181	179	65	637	(15)	3,047	(22)	(28)	(50)

Interest expense	444	53	18	126	—	641	—	—	—
Amortization of deferred financing costs	20	6	2	37	—	65	—	—	—
Asset management fees	—	3	1	—	—	4	—	—	—
Real estate depreciation and amortization	1,207	176	89	428	—	1,900	—	106	106
Interest income and other expense	7	1	1	—	—	9	—	—	—
Provision for income taxes	2	—	—	—	—	2	—	2	2
Net income (loss)	501	(60)	(46)	46	(15)	426	(22)	(136)	(158)

Adjustments:
Depreciation of basis adjustments	—	—	—	(146)	—	(146)	—	—	—
Above- and below-market amortization of basis adjustment	—	—	—	7	—	7	—	—	—
Eliminate amortization of deferred financing costs	11	—	—	—	—	11	—	—	—
Eliminate depreciation of construction management fees	1	—	—	—	—	1	—	—	—
Eliminate property management fees	108	7	1	—	—	116	—	—	—
Adjusted net income (loss)	621	(53)	(45)	(93)	(15)	415	(22)	(136)	(158)
Adjustments:
Real estate depreciation and amortization	1,206	176	89	574	—	2,045	—	106	106
Funds from operations	$1,827	$123	$44	$481	$(15)	$2,460	$(22)	$(30)	$(52)

Balance Sheet Information
Real estate book value	$101,930	$12,781	$3,786	$35,914	$12,459	$166,870	6,061	13,102	19,163
Accumulated depreciation	(25,286)	(184)	(40)	(1,685)	—	(27,195)	—	(198)	(198)
Real estate book value after depreciation (1)	$76,644	$12,597	$3,746	$34,229	$12,459	$139,675	$6,061	$12,904	$18,965

Cash and cash equivalents	$1,762	$268	$228	$1,001	$916	$4,175	$63	$836	$899
Assets	$96,817	$15,731	$5,062	$40,549	$13,402	$171,561	$6,123	$13,864	$19,987
Mortgage debt	$45,243	$9,629	$3,400	$24,475	$—	$82,747	$—	$—	$—
Equity	$48,551	$5,596	$1,509	$14,743	$12,489	$82,888	$6,103	$13,343	$19,446
Basis differences	(5,447)	(1,288)	(608)	11,007	3,448	7,112	18	(391)	(373)
Carrying value of the Company’s investment	$43,104	$4,308	$901	$25,750	$15,937	$90,000	$6,121	$12,952	$19,073
________________________________
(1)	Third + Shoal real estate book value after depreciation includes $7.6 million for a ground lease intangible.

Supplemental Operating and Financial Data	TIER REIT	1st Quarter Page 8

Same Store Analysis
(in thousands, except property count and percentages)

	Three Months Ended
Same Store GAAP NOI:	31-Mar-16	31-Mar-15	Favorable/ (Unfavorable)
Revenues:
Total revenue	$58,924	$57,411	$1,513
Less: Lease termination fees	(432)	(545)	113
	58,492	56,866	1,626	2.9%
Expenses:
Property operating expenses (less tenant improvement demolition costs)	17,556	17,909	353	2.0%
Real estate taxes	9,187	8,813	(374)	(4.2)%
Property management fees	142	1,837	1,695	92.3%
Property expenses	26,885	28,559	1,674	5.9%
Same Store GAAP NOI - consolidated properties	31,607	28,307	3,300	11.7%
Same Store GAAP NOI - unconsolidated properties (at ownership %)	2,550	2,235	315	14.1%
Same Store GAAP NOI	$34,157	$30,542	$3,615	11.8%

Same Store Cash NOI:
Same Store GAAP NOI - consolidated properties	$31,607	$28,307	$3,300
Less:
Straight-line rent revenue adjustment	(2,663)	(413)	(2,250)
Above- and below-market rent amortization	(1,042)	(1,220)	178
Same Store Cash NOI - consolidated properties	27,902	26,674	1,228	4.6%
Same Store Cash NOI - unconsolidated properties (at ownership %)	2,204	2,042	162	7.9%
Same Store Cash NOI	$30,106	$28,716	$1,390	4.8%

Occupancy % at period end (% owned)	89.3%	89.5%

Operating properties	28
Rentable square feet (% owned)	9,586

Reconciliation of net loss to Same Store GAAP NOI and Same Store Cash NOI:
Net loss	$(12,723)	$(5,902)
Adjustments:
Interest expense	12,240	16,522
Asset impairment losses	4,826	132
Tenant improvement demolition costs	64	127
General and administrative	5,510	5,381
Tender offer and listing costs	—	503
Amortization of restricted shares and units	994	535
Straight-line rent expense adjustment	—	(7)
Acquisition expense	—	2
Real estate depreciation and amortization	31,770	30,022
Depreciation and amortization of non-real estate assets	274	—
Interest and other income	(274)	(145)
Loss on early extinguishment of debt	—	36
Provision (benefit) for income taxes	182	(76)
Equity in operations of investments	(415)	(243)
Income from discontinued operations	—	(1,490)
Gain on sale of discontinued operations	—	(8,606)
Gain on sale of assets	(5,739)	—
Net operating income of non-same store properties	(4,670)	(7,939)
Lease termination fees	(432)	(545)
Same store GAAP NOI of unconsolidated properties (at ownership %)	2,550	2,235
Same Store GAAP NOI	34,157	30,542
Straight-line rent revenue adjustment	(2,663)	(413)
Above- and below-market rent amortization	(1,042)	(1,220)
Cash NOI adjustments for unconsolidated properties (at ownership %)	(346)	(193)
Same Store Cash NOI	$30,106	$28,716

Supplemental Operating and Financial Data	TIER REIT	1st Quarter Page 9

Schedule of Properties Owned
as of March 31, 2016
(in thousands, except average effective and gross asking rent $/RSF and percentages)

		Rentable SF (100%)	Rentable SF (own %)		Average Effective Rent	Average Effective Rent $/RSF	Estimated Market Rent $/RSF		% Average Effective Rent (own %)
				Occupancy %				% of NRA (own %)
Property (% owned, if not 100%)	Location
Terrace Office Park	Austin, TX	619	619	92.7%	$20,311	$35.37	$41.60	5.9%	8.2%
Domain 3	Austin, TX	179	179	100.0%	6,129	$34.24	$36.30	1.7%	2.5%
Domain 4	Austin, TX	153	153	90.8%	3,826	$27.52	$36.30	1.5%	1.6%
Domain 7 (49.84%)	Austin, TX	222	111	93.7%	3,492	$33.68	$40.91	1.1%	1.4%
Domain 2 (49.84%)	Austin, TX	115	57	100.0%	2,319	$40.58	$40.91	0.5%	0.9%
Austin		1,288	1,119	94.1%	36,077	$34.26	$39.89	10.7%	14.6%

5950 Sherry Lane	Dallas, TX	197	197	83.2%	5,796	$35.42	$39.88	1.9%	2.4%
Burnett Plaza	Fort Worth, TX	1,025	1,025	82.2%	15,897	$18.86	$23.00	9.8%	6.4%
Centreport Office Center	Fort Worth, TX	133	133	100.0%	2,726	$20.46	$18.00	1.3%	1.1%
Dallas/Fort Worth		1,355	1,355	84.1%	24,419	$21.42	$24.85	13.0%	9.9%

Loop Central	Houston, TX	575	575	89.9%	12,552	$24.29	$25.50	5.5%	5.1%
One & Two Eldridge Place	Houston, TX	519	519	95.4%	15,923	$32.17	$36.25	5.0%	6.5%
One BriarLake Plaza	Houston, TX	502	502	89.6%	18,880	$41.99	$44.26	4.8%	7.7%
Two BriarLake Plaza	Houston, TX	333	333	67.9%	8,227	$36.40	$44.42	3.2%	3.3%
Three Eldridge Place	Houston, TX	305	305	80.3%	9,810	$40.01	$40.51	2.9%	4.0%
Houston		2,234	2,234	86.5%	65,392	$33.83	$36.73	21.4%	26.5%

Bank of America Plaza	Charlotte, NC	891	891	89.5%	19,355	$24.29	$30.75	8.6%	7.9%
Charlotte		891	891	89.5%	19,355	$24.29	$30.75	8.6%	7.9%

Buena Vista Plaza	Burbank, CA	115	115	99.1%	4,172	$36.53	$36.53	1.1%	1.7%
Los Angeles		115	115	99.1%	4,172	$36.53	$36.53	1.1%	1.7%

Forum Office Park	Louisville, KY	328	328	97.6%	5,722	$17.86	$18.00	3.1%	2.3%
Hurstbourne Place	Louisville, KY	235	235	87.7%	3,912	$19.03	$19.75	2.3%	1.6%
One Oxmoor Place	Louisville, KY	135	135	98.5%	3,045	$22.93	$21.50	1.3%	1.2%
Hurstbourne Park	Louisville, KY	104	104	72.1%	1,355	$17.95	$19.00	1.0%	0.5%
Steeplechase Place	Louisville, KY	77	77	80.5%	1,069	$17.19	$17.50	0.7%	0.4%
Lakeview	Louisville, KY	76	76	92.1%	1,414	$20.12	$19.25	0.7%	0.6%
Hunnington	Louisville, KY	62	62	83.9%	976	$18.92	$17.50	0.6%	0.4%
Louisville		1,017	1,017	90.3%	17,493	$19.06	$19.01	9.8%	7.1%

Plaza at MetroCenter	Nashville, TN	361	361	92.0%	6,049	$18.21	$18.50	3.5%	2.5%
Nashville		361	361	92.0%	6,049	$18.21	$18.50	3.5%	2.5%

Eisenhower I	Tampa, FL	130	130	100.0%	3,553	$27.31	$28.00	1.2%	1.4%
Tampa		130	130	100.0%	3,553	$27.31	$28.00	1.2%	1.4%

801 Thompson	Rockville, MD	51	51	100.0%	1,652	$32.43	$26.50	0.5%	0.7%
1325 G Street (10%)	Washington, D.C.	307	31	83.9%	1,155	$44.81	$49.50	0.3%	0.5%
Colorado Building (10%)	Washington, D.C.	128	13	76.9%	329	$31.40	$48.50	0.1%	0.1%
Washington, D.C.		486	95	91.6%	3,136	$36.05	$35.90	0.9%	1.3%

Operating office properties in strategic portfolio		7,877	7,317	88.9%	179,646	$27.62	$30.81	70.2%	72.9%

500 East Pratt	Baltimore, MD	280	280	98.2%	8,867	$32.24	$31.08	2.7%	3.6%
Woodcrest Corporate Center	Cherry Hill, NJ	333	333	99.1%	6,996	$21.21	$21.50	3.2%	2.8%
111 Woodcrest	Cherry Hill, NJ	53	53	84.9%	940	$20.89	$16.00	0.5%	0.4%
FOUR40	Chicago, IL	1,041	1,041	73.1%	23,752	$31.19	$35.71	10.0%	9.6%
Wanamaker Building (60%)	Philadelphia, PA	1,390	834	99.5%	14,032	$16.91	$17.51	8.0%	5.7%
Three Parkway	Philadelphia, PA	561	561	92.2%	12,313	$23.83	$24.21	5.4%	5.0%
Other operating office properties		3,658	3,102	88.9%	66,900	$24.26	$25.59	29.8%	27.1%
Total operating office properties		11,535	10,419	88.9%	$246,546	$26.62	$29.26	100.0%	100.0%

Non-operating properties
Hurstbourne Plaza (1)	Louisville, KY	79	79	50.2%
Fifth Third Center (2)	Columbus, OH	331	331	69.3%
Total Properties		11,945	10,829

(1) Hurstbourne Plaza is a retail property planned for redevelopment within the Hurstbourne Business Park.
(2) The loan on Fifth Third Center is currently in default and we are working with the lender to dispose of this property on their behalf.

Average effective rent represents 12 times the sum of the monthly contractual amounts for base rent and the pro rata budgeted operating expense reimbursements, as of period end, related to leases in place as of period end, as reduced for free rent and excluding any scheduled future rent increases, as adjusted for our ownership interest.

Supplemental Operating and Financial Data	TIER REIT	1st Quarter Page 10

Portfolio Analysis
For the Three Months Ended and
as of March 31, 2016

	Number of	Number of	Net Rentable	Commenced	% of	NOI	% of
Metro Area	Properties	Buildings	Area (000's)	% SF Leased	NRA	($000)	NOI

Austin, TX	5	8	1,119	94.1%	10.7%	$5,682	14.9%
Dallas/Fort Worth, TX	3	4	1,355	84.1%	13.0%	3,615	9.5%
Houston, TX	5	8	2,234	86.5%	21.4%	10,302	27.0%
Charlotte, NC	1	1	891	89.5%	8.6%	3,971	10.4%
Los Angeles, CA	1	1	115	99.1%	1.1%	772	2.0%
Louisville, KY	7	10	1,017	90.3%	9.8%	2,434	6.4%
Nashville, TN	1	3	361	92.0%	3.5%	882	2.3%
Tampa, FL	1	1	130	100.0%	1.2%	780	2.0%
Washington, D.C.	3	3	95	91.6%	0.9%	536	1.4%
Other Markets	6	6	3,102	88.9%	29.8%	9,174	24.1%

Total	33	45	10,419	88.9%	100.0%	$38,148	100.0%

Notes:
(1) Analysis relates to operating properties owned at the end of the most recent period only.
(2) Amounts reflect TIER REIT’s ownership %.

Supplemental Operating and Financial Data	TIER REIT	1st Quarter Page 11

Components of Net Asset Value
(in thousands, except percentages)

		Annualized Three Months Ended
		31-Mar-16
Consolidated total revenue		$273,912
Less:
	GAAP rent adjustments	(18,392)
	Lease termination fees	(2,356)
		253,164
Consolidated total property operating expenses		(127,332)
Adjusted cash NOI		125,832
Adjustments:
	Adjusted cash NOI from unconsolidated real estate assets, at ownership share	10,744
	Adjusted cash NOI from sold properties, at ownership share	(2,411)
	Adjusted cash NOI from non-stabilized properties, at ownership share (1)	(19,288)
	Adjusted cash NOI from land and development properties, at ownership share	208
Total adjusted cash NOI at ownership share		$115,085

		31-Mar-16
Other real estate properties
	Estimated value of non-stabilized real estate properties, at ownership share	$506,900
	Cost basis of land and development properties, at ownership share	73,240
Total other real estate properties		$580,140

Other tangible assets
	Cash and cash equivalents	$5,532
	Restricted cash	12,756
	Accounts receivable (excluding $70,670 of straight-line rent receivable)	7,892
	Prepaid expenses and other assets	6,025
Total other tangible assets		$32,205

Liabilities
	Mortgage debt	$358,717
	Unsecured term loans and revolving credit facility	683,000
	Accrued and other liabilities	99,519
	Ownership share of unconsolidated mortgage debt	82,747
Total liabilities		$1,223,983

Total common shares, restricted stock, and restricted stock units outstanding		47,879

(1) Non-stabilized properties include:	Economic % SF Leased

	31-Mar-16
Buena Vista Plaza (a)	99%
Burnett Plaza	69%
FOUR40	65%
Two BriarLake Plaza	56%

(a)	Free rent at Buena Vista Plaza expired February 2016.

Supplemental Operating and Financial Data	TIER REIT	1st Quarter Page 12

Selected Non-Stabilized Properties

Property Name Market Sub-Market	Property Type	Rentable Square feet	Occupancy % at March 31, 2016	Estimated Cash NOI at Stabilization (in thousands)	Estimated Stabilization date	Description

Buena Vista Plaza	Office	115,000	99.1%	$3,000	2016
Completed ten year renewal of 113,000 square feet by the major tenant in the second quarter of 2015 with free rent for eleven months, beginning in April 2015, before returning to stabilized economic occupancy.

Burbank
Burbank media district

Burnett Plaza	Office	1,025,000	82.2%	$13,500	2017
A tenant that is in bankruptcy vacated approximately 50,000 square feet in the first quarter of 2016 and will vacate an additional approximately 50,000 square feet in the second quarter of 2016, of which approximately 50,000 square feet has been leased by an existing tenant’s expansion. Budgeted $2.2 million in strategic capital improvements.

Dallas/Fort Worth
Fort Worth CBD

FOUR40	Office	1,041,000	73.1%	$16,500	2017
Completed $5.8 million lobby renovation in the third quarter of 2014. Construction of a $10.6 million tenant amenity floor including wi-fi lounge, conference center, and café was completed in June 2015.

Chicago
Central Loop

Two BriarLake Plaza	Office Development	333,000	67.9%	$8,000	2017	Property operates as a multi-campus facility with our One BriarLake Plaza property. Major construction was completed in the third quarter of 2014.
Houston
Westchase

Supplemental Operating and Financial Data	TIER REIT	1st Quarter Page 13

Significant Tenants
March 31, 2016
(In thousands, except percentages and years)

Properties in Strategic Portfolio
	Annualized Gross Rental Revenues	Percentage of Annualized Gross Rental Revenues		Percentage of Square Feet Leased	Weighted Average Remaining Term (Years)
			Square Feet Leased			Moody’s / S&P Credit Rating
Tenant
Amoco	$12,707	7%	329	5%	2.4	A2 / A
Bank of America	9,634	5%	421	6%	2.9	Baa1 / BBB+
Apache Corporation	8,293	4%	210	3%	8.6	Baa3 / BBB
Samsung Engineering America	7,105	4%	161	2%	10.7	NR
GSA	6,631	4%	278	4%	4.2	U.S. Government
McDermott, Inc.	5,901	3%	190	3%	4.4	B1 / B+
Universal Pegasus International	5,456	3%	218	3%	4.1	NR
Americredit Financial Services	4,558	2%	243	4%	10.1	NR
Disney Enterprises Inc	4,004	2%	113	2%	9.9	A2 / A
Blackbaud, Inc.	3,800	2%	113	2%	7.5	NR
E.R. Squibb and Sons, LLC	3,553	2%	130	2%	8.3	A2 / A+
Vinson & Elkins LLP	3,541	2%	88	1%	5.8	NR
SCOR Global Life	3,394	2%	140	2%	12.3	NR / AA-
Linebarger Goggan Blair & Sampson, LLP	3,209	2%	111	2%	6.6	NR
Nexen Petroleum	2,752	1%	63	1%	1.2	NR
Total of largest 15 tenants at operating office properties in strategic portfolio	$84,538	45%	2,808	42%	6.0
Total all tenants at operating office properties in strategic portfolio	$186,222		6,504		5.3

Total Portfolio
	Annualized Gross Rental Revenues	Percentage of Annualized Gross Rental Revenues		Percentage of Square Feet Leased	Weighted Average Remaining Term (Years)
			Square Feet Leased			Moody’s / S&P Credit Rating
Tenant
Amoco	$12,707	5%	329	4%	2.4	A2 / A
GSA	11,381	4%	493	5%	4.5	U.S. Government
Bank of America	9,634	4%	421	5%	2.9	Baa1 / BBB+
Apache Corporation	8,293	3%	210	2%	8.6	Baa3 / BBB
Samsung Engineering America	7,105	3%	161	2%	10.7	NR
McDermott, Inc.	5,901	2%	190	2%	4.4	B1 / B+
Universal Pegasus International	5,456	2%	218	2%	4.1	NR
Drexel University	4,808	2%	191	2%	6.9	NR
Americredit Financial Services	4,558	2%	243	3%	10.1	NR
Disney Enterprises Inc	4,004	2%	113	1%	9.9	A2 / A
Blackbaud, Inc.	3,800	1%	113	1%	7.5	NR
Xerox Corporation	3,691	1%	151	2%	4.4	Baa2 / BBB-
E.R. Squibb and Sons, LLC	3,553	1%	130	1%	8.3	A2 / A+
Vinson & Elkins LLP	3,541	1%	88	1%	5.8	NR
CTC Holdings, L.P.	3,493	1%	87	1%	5.9	NR
Total of largest 15 tenants	$91,925	34%	3,138	34%	5.7
Total all tenants	$257,658		9,262		5.7

Notes:
The above tables set forth the company’s 15 largest tenants including subsidiaries for the operating properties as of the date noted above, based upon annualized gross rents plus estimated operating cost recoveries in place at the end of the above noted period.

As annualized rental revenue is not derived from the historical GAAP results, historical results may differ from those set forth above.
Amounts reflect TIER REIT’s ownership %.

Supplemental Operating and Financial Data	TIER REIT	1st Quarter Page 14

Industry Diversification (by square foot)
As of March 31, 2016

Notes:

The Company’s tenants are classified according to the U.S. Government’s North American Industrial Classification System (NAICS).
Amounts reflect TIER REIT’s ownership %.
“Other” includes nine industry classifications.

Supplemental Operating and Financial Data	TIER REIT	1st Quarter Page 15

Leasing Activity Summary
For the Three Months Ended
March 31, 2016

		Occupancy						Occupancy		Cash			Straight-lined
	Rentable SF (000’s)%		SF (000’s)	Activity for the Quarter (SF 000’s)				SF (000’s)%		Net Rent /SF		% Increase of Cash Net Rent	Net Rent /SF		% Increase of SL Net Rent
Market		31-Dec-15	31-Dec-15	Expiring	Renewals	Expansions	New	31-Mar-16	31-Mar-16	Expiring	Activity		Expiring	Activity
Austin (1)	1,119	94.5%	1,057	(119)	82	—	33	1,053	94.1%	$13.02	$20.85	60%	$12.63	$18.59	47%
Dallas/Fort Worth	1,355	86.4%	1,171	(112)	23	58	—	1,140	84.1%	$15.86	$14.18	-11%	$13.10	$13.97	7%
Houston	2,234	87.9%	1,964	(52)	21	—	—	1,933	86.5%	$11.01	$9.81	-11%	$10.41	$9.89	-5%
Charlotte	891	87.8%	782	(4)	4	—	15	797	89.5%	$19.39	$25.10	29%	$18.16	$20.39	12%
Los Angeles	115	99.1%	114	(5)	5	—	—	114	99.1%	$30.40	$29.43	-3%	$22.00	$30.75	40%
Louisville	1,017	94.8%	964	(116)	69	—	1	918	90.3%	$12.18	$9.01	-26%	$11.20	$9.32	-17%
Nashville	361	92.8%	335	(3)	—	—	—	332	92.0%	$—	$—	—%	$—	$—	0%
Tampa	130	100.0%	130	—	—	—	—	130	100.0%	$—	$—	—	$—	$—	0%
Washington, D.C.	95	93.7%	89	(3)	1	—	—	87	91.6%	$35.19	$27.09	-23%	$35.74	$30.08	-16%
Operating office properties in strategic portfolio	7,317	90.3%	6,606	(414)	205	58	49	6,504	88.9%	$14.17	$16.14	14%	$12.84	$15.07	17%
Other operating office properties	3,102	87.3%	2,707	(99)	66	12	72	2,758	88.9%	$16.53	$15.41	-7%	$15.36	$15.21	-1%
Total	10,419	89.4%	9,313	(513)	271	70	121	9,262	88.9%	$14.94	$15.90	6%	$13.66	$15.12	11%

(1) At Domain 4 in Austin, a 52,000 square foot tenant restructured their lease effective 1/1/16 extending their term for one additional year from 12/31/16 to 12/31/17.  The initial 12 months of the lease was at a net rate of $8.93 followed by a second 12 months at the current market rate of $21.63.

Notes:
Analysis relates to operating properties owned at the end of the period and reflects TIER REIT’s ownership %.
Occupancy includes all leases for tenants under lease contracts that have commenced during the period.
Rates for expiring leases relate to the lease previously occupying the specific space for which positive absorption was shown or the current lease rate if it is a first generation lease.
Net Rent is equal to the fixed base rental amount paid under the terms of the lease less any portion used to offset real estate taxes, utility charges, and other operating expenses incurred in connection with the leased space.

Cash Net Rent disregards any free rent periods. Therefore, the rate shown is first full monthly cash rent paid.
The impact of short term temporary leasing activity is excluded from the analysis of % increase of cash net rent and % increase of SL net rent.

Supplemental Operating and Financial Data	TIER REIT	1st Quarter Page 16

Leasing Rate Activity Summary
For the Three Months Ended
March 31, 2016

	Renewals					Expansions					New
		Cash		Straight-lined			Cash		Straight-lined			Cash		Straight-lined
	SF (000’s)	Net Rent /SF		Net Rent /SF		SF (000’s)	Net Rent /SF		Net Rent /SF		SF (000’s)	Net Rent /SF		Net Rent /SF
Markets		Expiring	Activity	Expiring	Activity		Expiring	Activity	Expiring	Activity		Expiring	Activity	Expiring	Activity
Austin (1)	82	$9.72	$18.31	$9.57	$14.34	—	$—	$—	$—	$—	33	$21.22	$27.18	$20.27	$29.19
Dallas/Fort Worth	23	$15.38	$14.62	$13.23	$14.81	58	$16.04	$14.02	$13.00	$13.48	—	$—	$—	$—	$—
Houston	21	$11.01	$9.81	$10.41	$9.89	—	$—	$—	$—	$—	—	$—	$—	$—	$—
Charlotte	4	$23.76	$26.79	$20.30	$27.43	—	$—	$—	$—	$—	15	$18.08	$24.59	$17.45	$18.19
Los Angeles	5	$30.40	$29.43	$22.00	$30.75	—	$—	$—	$—	$—	—	$—	$—	$—	$—
Louisville	69	$12.20	$8.98	$11.19	$9.31	—	$—	$—	$—	$—	1	$11.30	$10.47	$11.30	$10.11
Nashville	—	$—	$—	$—	$—	—	$—	$—	$—	$—	—	$—	$—	$—	$—
Tampa	—	$—	$—	$—	$—	—	$—	$—	$—	$—	—	$—	$—	$—	$—
Washington, D.C.	1	$35.19	$27.09	$35.74	$30.08	—	$—	$—	$—	$—	—	$—	$—	$—	$—
Operating office properties in strategic portfolio	205	$12.22	$14.37	$11.25	$12.98	58	$16.04	$14.02	$13.00	$13.48	49	$20.06	$26.05	$19.22	$25.43
Percentage increase (decrease)			18%		15%			(13)%		4%			30%		32%

Other operating office properties	66	$13.96	$14.10	$13.29	$14.45	12	$11.27	$11.27	$10.43	$10.43	72	$19.80	$17.34	$18.10	$16.70
Total	271	$12.65	$14.30	$11.75	$13.34	70	$15.22	$13.55	$12.56	$12.96	121	$19.91	$20.87	$18.56	$20.23
Percentage increase (decrease)			13%		14%			(11)%		3%			5%		9%

(1) At Domain 4 in Austin, a 52,000 square foot tenant restructured their lease effective 1/1/16 extending their term for one additional year from 12/31/16 to 12/31/17.  The initial 12 months of the lease was at a net rate of $8.93 followed by a second 12 months at the current market rate of $21.63.

Notes:
Analysis relates to operating properties owned at the end of the period and reflects TIER REIT’s ownership %.
SF includes all leases for tenants under lease contracts that have commenced during the period.
Rates for expiring leases relate to the lease previously occupying the specific space for which positive absorption was shown or the current lease rate if it is a first generation lease.
Net Rent is equal to the fixed base rental amount paid under the terms of the lease less any portion used to offset real estate taxes, utility charges, and other operating expenses incurred in connection with the leased space.

Cash Net Rent disregards any free rent periods. Therefore, the rate shown is first full monthly cash rent paid.
The impact of short term temporary leasing activity is excluded from the analysis of % increase of cash net rent and % increase of SL net rent.

Supplemental Operating and Financial Data	TIER REIT	1st Quarter Page 17

Lease Expirations
For Four Quarters From April 1, 2016
(In thousands)

	Market	Month to Month	Q2 2016	Q3 2016	Q4 2016	Q1 2017	Grand Total

	By Square Foot
	Austin	—	28	90	19	—	137
	Dallas/Fort Worth	1	7	1	10	—	19
	Houston	3	4	61	11	—	79
	Charlotte	—	—	—	3	—	3
	Los Angeles	—	—	—	—	—	—
	Louisville	4	8	26	13	66	117
	Nashville	172	2	—	16	—	190
	Tampa	—	—	—	—	—	—
	Washington, D.C.	—	52	—	1	2	55
	Operating office properties in strategic portfolio	180	101	178	73	68	600
	Other operating office properties	9	69	12	6	32	128
	Total	189	170	190	79	100	728

	By Annualized Expiring Rentals
	Austin	$—	$679	$2,950	$736	$—	$4,365
	Dallas/Fort Worth	12	229	17	271	—	529
	Houston	1	137	1,671	510	—	2,319
	Charlotte	—	—	—	112	27	139
	Los Angeles	13	—	—	—	—	13
	Louisville	92	136	531	242	1,362	2,363
	Nashville	2,874	42	—	292	—	3,208
	Tampa	—	—	—	—	—	—
	Washington, D.C.	3	1,715	—	44	89	1,851
	Operating office properties in strategic portfolio	2,995	2,938	5,169	2,207	1,478	14,787
	Other operating office properties	216	1,657	353	217	1,110	3,553
	Total	$3,211	$4,595	$5,522	$2,424	$2,588	$18,340

	By Expiring Rent Per SF
	Austin	$—	$24.49	$32.66	$38.27	$—	$31.80
	Dallas/Fort Worth	$8.77	$30.51	$25.05	$27.94	$—	$27.84
	Houston	$0.45	$35.28	$27.05	$44.49	$—	$29.07
	Charlotte	$—	$—	$—	$35.85	$60.72	$38.93
	Los Angeles	$—	$—	$—	$—	$—	$—
	Louisville	$24.51	$16.24	$19.61	$18.60	$21.32	$20.35
	Nashville	$16.66	$21.78	$—	$18.75	$—	$16.88
	Tampa	$—	$—	$—	$—	$—	$—
	Washington, D.C.	$32.23	$32.95	$—	$46.29	$55.83	$33.85
	Operating office properties in strategic portfolio	$16.64	$29.09	$29.04	$30.23	$21.74	$24.65
	Other operating office properties	$24.00	$24.01	$29.42	$36.17	$34.69	$27.76
	Total	$16.99	$27.03	$29.06	$30.68	$25.88	$25.19

Notes:
Leases with an expiration on the last day of the period are considered leased at the last day of the period (i.e., expiring on the first day of the following period).
Reflects TIER REIT’s ownership %.
Rentals shown above are the contractually obligated annualized base rent charged in the final month prior to lease termination grossed up to include current operating cost recoveries.

Supplemental Operating and Financial Data	TIER REIT	1st Quarter Page 18

Lease Expirations
Annually From April 1, 2016
(In thousands, except percentage and per SF data)

Market	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025	2026+	Grand Total
By Square Foot
Austin	137	97	115	106	103	70	149	177	—	3	95	1,053
Dallas/Fort Worth	19	128	191	100	72	69	16	144	—	—	402	1,140
Houston	79	254	59	315	305	195	101	25	272	55	273	1,933
Charlotte	3	21	12	405	17	19	8	81	32	8	192	797
Los Angeles	—	—	—	4	—	—	—	—	—	—	110	114
Louisville	52	273	25	152	86	54	15	35	14	192	19	918
Nashville	190	10	3	—	2	21	14	—	4	22	67	332
Tampa	—	—	—	—	—	—	—	—	130	—	—	130
Washington, D.C.	53	2	2	1	3	1	3	5	—	6	10	87
Operating office properties in strategic portfolio	533	785	407	1,083	588	429	306	467	452	286	1,168	6,504
As a % of Occupied SF	8%	12%	6%	17%	9%	7%	5%	7%	7%	4%	18%	100%
As a % of Total NRA	7%	11%	6%	15%	8%	6%	4%	6%	6%	4%	16%	89%
Other operating office properties	95	153	182	174	465	205	291	381	39	94	679	2,758
Total	628	938	589	1,257	1,053	634	597	848	491	380	1,847	9,262
As a % of Occupied SF	7%	10%	6%	14%	11%	7%	7%	9%	5%	4%	20%	100%
As a % of Total NRA	6%	9%	6%	12%	10%	6%	6%	8%	5%	3%	18%	89%

By Annualized Expiring Rentals
Austin	$4,365	$3,506	$4,034	$4,438	$4,098	$2,881	$6,247	$7,025	$—	$143	$4,333	$41,070
Dallas/Fort Worth	529	3,010	4,738	2,476	2,701	2,424	264	4,148	—	—	11,019	31,309
Houston	2,319	9,425	2,500	12,694	9,881	6,569	2,920	1,184	11,885	1,810	11,016	72,203
Charlotte	112	702	460	9,422	571	699	270	2,943	329	415	6,429	22,352
Los Angeles	13	—	—	192	—	—	—	—	—	—	5,328	5,533
Louisville	1,001	5,135	485	3,180	1,628	1,055	293	840	309	3,933	423	18,282
Nashville	3,208	185	54	—	39	407	286	—	87	521	1,498	6,285
Tampa	—	—	—	—	—	—	—	—	4,473	—	—	4,473
Washington, D.C.	1,762	89	117	78	213	50	339	302	30	336	592	3,908
Operating office properties in strategic portfolio	13,309	22,052	12,388	32,480	19,131	14,085	10,619	16,442	17,113	7,158	40,638	205,415
As a % of Total Annualized Expiring Rentals	6%	11%	6%	16%	9%	7%	5%	8%	8%	4%	20%	100%
Other operating office properties	2,443	6,038	6,045	4,910	13,045	5,613	10,162	12,579	973	3,982	11,701	77,491
Total	$15,752	$28,090	$18,433	$37,390	$32,176	$19,698	$20,781	$29,021	$18,086	$11,140	$52,339	$282,906
As a % of Total Annualized Expiring Rentals	6%	10%	7%	13%	11%	7%	7%	10%	6%	4%	19%	100%

By Expiring Rent Per SF
Austin	$31.80	$36.32	$34.85	$41.94	$39.67	$42.02	$41.81	$39.68	$—	$43.31	$45.13	$39.00
Dallas/Fort Worth	$27.69	$23.57	$24.74	$24.92	$37.78	$34.90	$16.50	$28.86	$—	$—	$27.41	$27.45
Houston	$29.07	$37.10	$42.67	$40.20	$32.42	$33.69	$28.62	$46.64	$43.76	$33.48	$40.51	$37.35
Charlotte	$35.85	$33.37	$37.92	$23.26	$34.35	$36.34	$36.47	$36.30	$10.37	$50.86	$33.60	$28.05
Los Angeles	$—	$—	$—	$44.64	$—	$—	$—	$—	$—	$—	$48.47	$48.44
Louisville	$19.17	$18.89	$19.77	$20.89	$18.77	$19.50	$18.68	$23.70	$22.37	$20.36	$22.69	$19.91
Nashville	$16.88	$19.29	$19.01	$—	$19.76	$19.51	$20.76	$—	$21.04	$23.26	$22.47	$18.92
Tampa	$—	$—	$—	$—	$—	$—	$—	$—	$34.39	$—	$—	$34.39
Washington, D.C.	$33.22	$44.40	$58.57	$78.44	$70.95	$49.80	$112.93	$60.36	$—	$55.92	$59.17	$45.41
Operating office properties in strategic portfolio	$24.97	$28.09	$30.44	$29.99	$32.54	$32.83	$34.70	$35.21	$37.86	$25.03	$34.79	$31.58
Other operating office properties	$25.72	$39.46	$33.21	$28.22	$28.05	$27.38	$34.92	$33.02	$24.95	$42.36	$17.23	$28.10
Total	$25.08	$29.95	$31.30	$29.75	$30.56	$31.07	$34.81	$34.22	$36.84	$29.32	$28.34	$30.54

Notes:
Leases with an expiration on the last day of the period are considered leased at the last day of the period (i.e., expiring on the first day of the following period).
Reflects TIER REIT’s ownership %.
Rentals shown above are the contractually obligated annualized base rent charged in the final month prior to lease termination grossed up to include current operating cost recoveries.

Supplemental Operating and Financial Data	TIER REIT	1st Quarter Page 19

Occupancy Trends

	Rentable SF (in thousands)
		Occupancy %
Market	31-Mar-16	31-Mar-16	31-Dec-15	30-Sep-15	30-Jun-15	31-Mar-15

Austin	1,119	94.1%	94.5%	94.6%	93.2%	92.9%
Dallas/Fort Worth	1,355	84.1%	86.4%	88.2%	85.0%	83.3%
Houston (1)	2,234	86.5%	87.9%	93.0%	94.2%	97.2%
Charlotte	891	89.5%	87.8%	86.4%	89.2%	88.6%
Los Angeles	115	99.1%	99.1%	100.0%	100.0%	100.0%
Louisville	1,017	90.3%	94.8%	95.0%	92.6%	90.6%
Nashville	361	92.0%	92.8%	92.8%	92.8%	91.4%
Tampa	130	100.0%	100.0%	100.0%	100.0%	100.0%
Washington, D.C.	95	91.6%	93.7%	93.7%	93.7%	90.3%
Operating office properties in strategic portfolio	7,317	88.9%	90.3%	92.0%	91.4%	91.3%
Other operating office properties	3,102	88.9%	87.3%	86.3%	86.1%	85.8%
Total	10,419	88.9%	89.4%	90.3%	89.7%	89.5%

(1) The fourth quarter of 2015 reflects the inclusion of our recently developed Two BriarLake Plaza property which is 67.9% leased as of March 31, 2016.
Notes:
Analysis relates to operating properties owned at the end of the most recent period and reflects TIER REIT’s ownership %.
Occupancy % is as of the last day of the indicated period.

Supplemental Operating and Financial Data	TIER REIT	1st Quarter Page 20

Leasing Cost Summary
For the Three Months Ended
March 31, 2016

			Weighted Average Leasing Costs
	SF (000’s)	Wtd Avg Term (Yrs)	Per Square Foot			Per Square Foot / Year
Renewal			Comms	TI & Other	Total	Comms	TI & Other	Total
Market
Austin	82	1.8	$2.23	$4.63	$6.86	$1.00	$2.72	$3.72
Dallas/Fort Worth	23	5.9	$7.28	$6.68	$13.95	$1.30	$1.12	$2.42
Houston	21	5.9	$7.94	$10.76	$18.70	$1.32	$1.80	$3.12
Charlotte	4	4.2	$6.51	$10.20	$16.71	$1.56	$2.45	$4.01
Los Angeles	5	3.0	$7.80	$5.00	$12.80	$2.60	$1.67	$4.27
Louisville	69	3.6	$3.68	$9.69	$13.37	$0.90	$2.17	$3.07
Nashville	—	—	$—	$—	$—	$—	$—	$—
Tampa	—	—	$—	$—	$—	$—	$—	$—
Washington, D.C.	1	8.0	$22.90	$24.04	$46.94	$2.86	$3.01	$5.87
Operating office properties in strategic portfolio	205	3.4	$4.19	$7.40	$11.59	$1.24	$2.19	$3.43
Other operating office properties	66	1.5	$1.27	$4.77	$6.04	$0.83	$3.11	$3.93
Total	271	2.9	$3.48	$6.76	$10.24	$1.18	$2.31	$3.49

Expansion
Market
Austin	—	—	$—	$—	$—	$—	$—	$—
Dallas/Fort Worth	58	9.8	$15.54	$8.91	$24.45	$1.61	$0.90	$2.51
Houston	—	—	$—	$—	$—	$—	$—	$—
Charlotte	—	—	$—	$—	$—	$—	$—	$—
Los Angeles	—	—	$—	$—	$—	$—	$—	$—
Louisville	—	—	$—	$—	$—	$—	$—	$—
Nashville	—	—	$—	$—	$—	$—	$—	$—
Tampa	—	—	$—	$—	$—	$—	$—	$—
Washington, D.C.	—	—	$—	$—	$—	$—	$—	$—
Operating office properties in strategic portfolio	58	9.8	$15.54	$8.91	$24.45	$1.61	$0.90	$2.51
Other operating office properties	12	0.4	$—	$—	$—	$—	$—	$—
Total	70	8.2	$12.87	$7.39	$20.26	$1.56	$0.90	$2.46

New
Market
Austin	33	9.5	$25.61	$40.91	$66.53	$2.67	$4.28	$6.95
Dallas/Fort Worth	—	—	$—	$—	$—	$—	$—	$—
Houston	—	—	$—	$—	$—	$—	$—	$—
Charlotte	15	1.2	$2.20	$1.82	$4.02	$1.89	$1.56	$3.45
Los Angeles	—	—	$—	$—	$—	$—	$—	$—
Louisville	1	5.3	$5.46	$12.35	$17.81	$1.04	$2.35	$3.39
Nashville	—	—	$—	$—	$—	$—	$—	$—
Tampa	—	—	$—	$—	$—	$—	$—	$—
Washington, D.C.	—	—	$—	$—	$—	$—	$—	$—
Operating office properties in strategic portfolio	49	6.9	$18.03	$28.36	$46.40	$2.62	$4.12	$6.74
Other operating office properties	72	7.5	$6.05	$25.63	$31.68	$0.80	$3.41	$4.21
Total	121	7.3	$10.90	$26.74	$37.64	$1.50	$3.68	$5.18
Notes:
Analysis relates to operating properties owned at the end of the period and reflects TIER REIT’s ownership %.

Supplemental Operating and Financial Data	TIER REIT	1st Quarter Page 21

Leasing Cost Trend Analysis

	Three Months Ended	Year Ended	Year Ended
	31-Mar-16	31-Dec-15	31-Dec-14
Renewal Leasing
Square Feet (in thousands)	271	1,052	1,298
Weighted Average Term (in years)	2.9	6.8	5.7
Commissions per SF	$3.48	$7.13	$4.68
TI and Other Leasing Cost per SF	6.76	18.72	4.62
Total Leasing Cost per SF	$10.24	$25.85	$9.30

Commissions per SF per Year	$1.18	$1.07	$0.93
TI and Other Leasing Cost per SF per Year	2.31	2.70	0.74
Total Leasing Cost per SF per Year	$3.49	$3.77	$1.67

Expansion Leasing
Square Feet (in thousands)	70	246	264
Weighted Average Term (in years)	8.2	6.3	6.6
Commissions per SF	$12.87	$8.73	$9.41
TI and Other Leasing Cost per SF	7.39	24.07	21.39
Total Leasing Cost per SF	$20.26	$32.80	$30.80

Commissions per SF per Year	$1.56	$1.41	$1.41
TI and Other Leasing Cost per SF per Year	0.90	3.91	3.11
Total Leasing Cost per SF per Year	$2.46	$5.32	$4.52

New Leasing
Square Feet (in thousands)	121	480	927
Weighted Average Term (in years)	7.3	8.0	8.4
Commissions per SF	$10.90	$12.91	$12.15
TI and Other Leasing Cost per SF	26.74	40.55	36.28
Total Leasing Cost per SF	$37.64	$53.46	$48.43

Commissions per SF per Year	$1.50	$1.60	$1.45
TI and Other Leasing Cost per SF per Year	3.68	5.05	4.34
Total Leasing Cost per SF per Year	$5.18	$6.65	$5.79

Total Leasing
Square Feet (in thousands)	462	1,778	2,489
Weighted Average Term (in years)	4.9	7.1	6.8
Commissions per SF	$6.85	$8.92	$7.96
TI and Other Leasing Cost per SF	12.09	25.35	18.19
Total Leasing Cost per SF	$18.94	$34.27	$26.15

Commissions per SF per Year	$1.41	$1.26	$1.18
TI and Other Leasing Cost per SF per Year	2.48	3.50	2.33
Total Leasing Cost per SF per Year	$3.89	$4.76	$3.51

Notes:
Analysis relates to operating properties owned at the end of the indicated period and reflects TIER REIT’s ownership %.

Supplemental Operating and Financial Data	TIER REIT	1st Quarter Page 22

	Development, Leasing, and
	Capital Expenditures Summary
	(in thousands)

		For the Three Months Ended
		31-Mar-16	31-Dec-15	30-Sep-15	30-Jun-15	31-Mar-15

	Recurring capital expenditures
	Leasing costs	$7,168	$8,297	$10,046	$10,105	$10,253
	Building improvements	2,185	2,816	3,749	3,962	2,994
	Subtotal recurring capital expenditures	9,353	11,113	13,795	14,067	13,247

	Non-recurring capital expenditures
	Building improvements (1)	600	1,185	—	—	125
	Leasing costs (2)	3,547	3,258	1,907	4,093	5,454
	Development (3)	1,409	1,790	3,278	3,307	2,286
	Redevelopment (4)	1,028	298	13	4,375	4,506
	Subtotal non-recurring capital expenditures	6,584	6,531	5,198	11,775	12,371

	Total capital expenditures	$15,937	$17,644	$18,993	$25,842	$25,618

Notes:
All amounts represent TIER REIT’s ownership %.
Beginning in January 2016, leasing costs reimbursed to us by tenants when tenant improvement allowances have been exceeded are excluded from the above amounts.

(1)	Non-recurring building improvements include costs identified as deferred capital needs at the acquisition of a property.
(2)
Non-recurring leasing costs include costs incurred within 12 months of acquisition to lease space that was vacant at acquisition and costs incurred to lease space that has been vacant for at least 12 months. Cost incurred within 12 months of acquisition to lease space that was vacant at acquisition were as follows:

		$992	$455	$534	$662	$674
(3)	Development includes all new construction costs related to base building and all costs associated with leasing development projects.
(4)
Redevelopment costs are for capital projects where substantial improvements are made to the property that change the character of the asset and are expected to result in development type returns on capital.

Supplemental Operating and Financial Data	TIER REIT	1st Quarter Page 23

Potential Future Development Sites
March 31, 2016

			Approximate Rentable Square Feet
				Month of Acquisition	Cost Basis (in millions)
Project	Market (submarket)	Acres				Comments

Hurstbourne Plaza	Louisville (Hurstbourne)	6.1	350,000	Dec-07	N/A	Planned mixed-use redevelopment of the Hurstbourne Business Center

Burnett Plaza	Fort Worth (CBD)	1.4	N/A	Jan-07	$3.3	Planned mixed-use development and garage for use at Burnett Plaza

Eisenhower II	Tampa	5.2	130,000	Dec-07	$1.6	Office building

Third + Shoal (95%) (1)	Austin (CBD)	0.8	325,000	Jun-15	$13.2	Office building

Legacy Land (95%) (1)	Dallas (Plano - Legacy)	4.0	570,000	Jun-15	$6.4	Office building(s)

Domain B	Austin (Domain)	6.2	300,000 - 400,000	Jul-15	$12.7	Office building(s)

Domain C	Austin (Domain)	6.3	400,000 - 500,000	Jul-15	$16.5	Office building(s)

Domain D & G	Austin (Domain)	5.6	300,000 - 400,000	Jul-15	$9.5	Office building

(1) We own 95% of this project, and the cost basis above represents 100%.

Supplemental Operating and Financial Data	TIER REIT	1st Quarter Page 24

Summary Development Activity
March 31, 2016

			Start Date		Estimated Cost per SF
		Square feet (in thousands)		Shell Completion Date		Estimated Total Cost (in millions)	Cost to Date (in millions)
Project	Market

Domain 8 (1)	Austin	291	Q3 2015	Q1 2017	$302	$88.0	$28.0

(1) We own 50% of this project, and the costs above represents 100%.

Supplemental Operating and Financial Data	TIER REIT	1st Quarter Page 25

Properties Under Development
Domain 8
Austin, Texas

Property Objectives
Domain 8 has an efficient design intended to accommodate single-floor and multi-tenant arrangements.
The building will seek to achieve a minimum LEED Certified Silver and will operate under Energy Star standards.

Property Description
Domain 8 is designed as a Class A office building located in The Domain, a master planned, mixed-use project located in Austin.
The building will be constructed of poured in place concrete along with a glass curtain wall system.

Property Highlights
Located in The Domain master planned, mixed-use project - a true “live, work, play” environment consisting of 1.2 million square feet of retail, 1,862 apartment units, 604 hotel rooms and 1.5 million square feet of Class A office
The Domain commands the highest Class A office rents in every submarket in Austin except the CBD
Efficient 34,000 square foot floor plates with direct elevator access to office floors from every garage level and dramatic views of The Domain and the Texas Hill Country
Walking access to a full array of amenities and hike/bike trails; on-site showers and locker room

Property Facts

Submarket	Domain/Arboretum
Floors	9 Floors Office Space/3 Floors Parking
Approximate Rentable SF	291,000
Estimated Operating Expenses per SF	$14.85
Estimated Shell Delivery Date	1Q 2017
Estimated Project Cost at Completion	$88,000,000
Percentage Owned	50%
Percentage Leased at March 31, 2016	—%

Supplemental Operating and Financial Data	TIER REIT	1st Quarter Page 26

Acquisition and Disposition Activities
For the Twelve Months Ended March 31, 2016

		Number of Properties	Square Feet (in thousands)	Transaction Date	Price (in thousands)
Acquisitions	Location

Third + Shoal (95%) (land)	Austin, TX	N/A	N/A	6/24/2015	$7,500
Legacy (95%) (land)	Plano, TX	N/A	N/A	6/25/2015	$6,175
1325 G Street (10%) (1)	Washington, D.C.	1	31	6/30/2015	$15,200
Colorado Building (10%) (1)	Washington, D.C.	1	13	6/30/2015	$5,000
Domain 2 (49.84%)	Austin, TX	1	57	7/23/2015	$9,240
Domain 3	Austin, TX	1	179	7/23/2015	$46,566
Domain 4	Austin, TX	1	153	7/23/2015	$32,867
Domain 7 (49.84%)	Austin, TX	1	111	7/23/2015	$17,545
Domain A (land)	Austin, TX	N/A	N/A	7/23/2015	$4,087
Domain B, C, D, G, and E (land)	Austin, TX	N/A	N/A	7/23/2015	$52,682
Domain L, M, and N (land)	Austin, TX	N/A	N/A	7/23/2015	$22,000
Domain K (multifamily property)	Austin, TX	N/A	N/A	10/16/2015	$15,000
		6	544

Dispositions

Fifth Third Center	Cleveland, OH	1	508	4/7/2015	$52,750
United Plaza	Philadelphia, PA	1	617	4/23/2015	$114,554
1650 Arch Street	Philadelphia, PA	1	553	4/23/2015	$76,290
1325 G Street (1)	Washington, D.C.	1	307	6/30/2015	$152,000
Colorado Building (1)	Washington, D.C.	1	128	6/30/2015	$50,000
Domain L, M, and N (land)	Austin, TX	N/A	N/A	7/24/2015	$22,000
Domain K (multi-family property)	Austin, TX	N/A	N/A	10/16/2015	$15,000
Paces West (10%)	Atlanta, GA	1	65	11/30/2015	$11,250
Domain A (land)	Austin, TX	N/A	N/A	12/16/2015	$4,250
Lawson Commons	St. Paul, MN	1	436	3/1/2016	$68,430
		7	2,614

(1) In June 2015 we sold our 1325 G Street and Colorado Building properties to two separate joint ventures in which we own a 10% noncontrolling interest.

Supplemental Operating and Financial Data	TIER REIT	1st Quarter Page 27

Summary of Financing
March 31, 2016
(in thousands, except percentages and number of years)

			Principal	Weighted Average Effective Interest Rate	% of Total
Fixed Rate Debt
Secured mortgage debt			$358,717	5.89%	35%
Unsecured term loans (1)			525,000	3.46%	50%
Total fixed rate debt			883,717	4.45%	85%

Variable Rate Debt
Unsecured term loan (1)			50,000	1.97%	5%
Unsecured revolving credit facility (2)			108,000	2.01%	10%
Total variable rate debt			158,000	2.00%	15%
Total debt (3)			1,041,717	4.07%	100%
unamortized debt issuance costs (4)			(8,744)
Total notes payable, net			$1,032,973

(1) The borrowing rate under $525.0 million of the term loans has been effectively fixed through the use of interest rate hedges. The remaining portion is variable rate.
(2) Additional borrowings of $82.8 million were available under the credit facility.
(3) As of March 31, 2016, we had a non-recourse loan in default which subjects us to incur default interest at a rate that is 500 basis points higher than the stated interest rate which results in an overall effective weighted average interest rate of 4.31%.

(4) Excludes $3.3 million of unamortized debt issuance costs associated with the revolving line of credit because those costs are presented as an asset on our consolidated balance sheet.

	Maturities
	Secured Mortgage Debt		Unsecured Revolving Credit Facility and Term Loans		Total		Annual % Maturing
	Principal	Rate (1)	Principal	Rate (1)	Principal	Rate (1)
2016	$134,995	5.88%	$—	—	$134,995	5.88%	13%
2017	129,387	5.55%	—	—	129,387	5.55%	12%
2018	—	—	108,000	2.01%	108,000	2.01%	10%
2019	—	—	300,000	3.02%	300,000	3.02%	29%
2020	—	—	—	—	—	—	—
Thereafter	94,335	6.38%	275,000	3.67%	369,335	4.36%	36%
Total debt	$358,717		$683,000		1,041,717	4.07%
unamortized debt issuance costs					(8,744)
Total notes payable, net					1,032,973
Weighted average maturity in years	1.9		4.6		3.7

(1) Represents weighted average effective interest rate for debt maturing in this period.
	Maturities
	Consolidated Debt		Our share of unconsolidated debt		Total		Annual % Maturing
	Principal	Rate (1)	Principal	Rate (1)	Principal	Rate (1)
2016	$134,995	5.88%	$24,475	2.22%	$159,470	5.32%	14%
2017	129,387	5.55%	—	—	129,387	5.55%	12%
2018	108,000	2.01%	1,945	4.82%	109,945	2.06%	10%
2019	300,000	3.02%	—	—	300,000	3.02%	27%
2020	—	—	13,029	2.21%	13,029	2.21%	1%
Thereafter	369,335	4.36%	43,298	3.88%	412,633	4.31%	36%
Total debt	1,041,717		82,747		1,124,464	4.01%
unamortized debt issuance costs	(8,744)		(962)		(9,706)
Total notes payable, net	$1,032,973		$81,785		$1,114,758
Weighted average maturity in years	3.7		4.5		3.7

(1) Represents weighted average effective interest rate for debt maturing in this period.

Hedging Details:
Type/Description	Notional Value	Index	Strike Rate	Effective Date	Maturity Date	Loan Designation
Interest rate swap - cash flow hedge	$125,000	one-month LIBOR	1.6775%	31-Dec-14	31-Oct-19	Credit Facility
Interest rate swap - cash flow hedge	$125,000	one-month LIBOR	1.6935%	30-Apr-15	31-Oct-19	Credit Facility
Interest rate swap - cash flow hedge	$125,000	one-month LIBOR	1.7615%	30-Jun-15	31-May-22	Credit Facility
Interest rate swap - cash flow hedge	$150,000	one-month LIBOR	1.7695%	30-Jun-15	31-May-22	Credit Facility

Supplemental Operating and Financial Data	TIER REIT	1st Quarter Page 28

Principal Payments by Year
as of March 31, 2016
(in thousands, except percentages)
		Stated Interest Rate	Effective Interest Rate
	Maturity			Total	2016	2017	2018	2019	2020	Thereafter

Fifth Third Center	1-Jul-16	6.09%	6.17%	$48,789	$48,789	$—	$—	$—	$—	$—
Plaza at MetroCenter (1)	1-Jul-16	6.06%	6.14%	23,156	23,156	—	—	—	—	—
Three Parkway	1-Nov-16	5.48%	5.55%	63,050	63,050	—	—	—	—	—
One & Two Eldridge	11-Jan-17	5.41%	5.49%	70,587	893	69,694	—	—	—	—
500 E. Pratt	1-May-17	5.55%	5.63%	58,800	—	58,800	—	—	—	—
Unsecured - Revolving Line of Credit	18-Dec-18	1.98%	2.01%	108,000	—	—	108,000	—	—	—
Unsecured - Term Loan	18-Dec-19	2.98%	3.02%	300,000	—	—	—	300,000	—	—
One BriarLake Plaza - mezzanine	1-Aug-21	9.80%	9.94%	14,645	78	110	121	134	144	14,058
One BriarLake Plaza	1-Aug-21	5.65%	5.72%	79,690	1,097	1,417	1,501	1,589	1,670	72,416
Unsecured - Term Loan	30-Jun-22	3.62%	3.67%	275,000	—	—	—	—	—	275,000
Total		4.02%	4.07%	1,041,717	$137,063	$130,021	$109,622	$301,723	$1,814	$361,474
unamortized debt issuance costs (2)				(8,744)
Consolidated notes payable, net				$1,032,973

Notes associated with investments in unconsolidated entities and excluded from the consolidated balance above (at ownership share):
Wanamaker Building - office (60%)	1-Jul-18	4.75%	4.82%	$1,945	$580	$806	$559	$—	$—	$—
Wanamaker Building - office (60%)	7-Feb-23	3.83%	3.88%	43,298	675	937	974	1,013	1,049	38,650
1325 G Street (10%)	30-Jun-20	2.18%	2.21%	9,629	—	—	—	—	9,629	—
Colorado Building (10%)	30-Jun-20	2.18%	2.21%	3,400	—	—	—	—	3,400	—
Domain 2 & 7 (49.84%) (3)	1-Sep-16	2.19%	2.22%	24,475	24,475	—	—	—	—	—
Total		3.11%	3.15%	82,747	$25,730	$1,743	$1,533	$1,013	$14,078	$38,650
unamortized debt issuance costs				(962)
Total unconsolidated notes payable, net				$81,785

Total notes payable		3.96%	4.01%	1,124,464	$162,793	$131,764	$111,155	$302,736	$15,892	$400,124
unamortized debt issuance costs				(9,706)
Total notes payable, net				$1,114,758

% of principal payments due by year				100%	14%	12%	10%	27%	1%	36%

(1)				Debt was repaid in full in April 2016.
(2)				Excludes $3.3 million of unamortized debt issuance costs associated with the revolving line of credit because those costs are presented as an asset on our consolidated balance sheet.
(3)
Debt was refinanced in April 2016. Our ownership share of the new loan is $39.9 million. The new loan bears interest at LIBOR plus 1.65%, matures in April 2019, and provides for two one-year extension options.

Supplemental Operating and Financial Data	TIER REIT	1st Quarter Page 29

Definitions of Non-GAAP Financial Measures
We use non-GAAP financial measures in our public filings and other public disclosures. These non-GAAP financial measures are defined below.
Funds from Operations (FFO)
Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate diminishes predictably over time.  Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting alone to be insufficient for evaluating operating performance.  FFO is a non-GAAP financial measure that is widely recognized as a measure of a REIT’s operating performance.  We use FFO as defined by the National Association of Real Estate Investment Trusts (NAREIT) in the April 2002 “White Paper on Funds From Operations” which is net income (loss), computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains (or losses) from sales of property and impairments of depreciable real estate (including impairments of investments in unconsolidated entities which resulted from measurable decreases in the fair value of the depreciable real estate held by the unconsolidated entity), plus depreciation and amortization of real estate assets, and after related adjustments for unconsolidated entities and noncontrolling interests.  The determination of whether impairment charges have been incurred is based partly on anticipated operating performance and hold periods.  Estimated undiscounted cash flows from a property, derived from estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred.  While impairment charges for depreciable real estate are excluded from net income (loss) in the calculation of FFO as described above, impairments reflect a decline in the value of the applicable property which we may not recover.

We believe that the use of FFO, together with the required GAAP presentations, is helpful in understanding our operating performance because it excludes real estate-related depreciation and amortization, gains and losses from property dispositions, impairments of depreciable real estate assets, and extraordinary items, and as a result, when compared period to period, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, which are not immediately apparent from net income.  Factors that impact FFO include fixed costs, yields on cash held in accounts, income from portfolio properties and other portfolio assets, interest rates on debt financing, and operating expenses.

We also evaluate FFO, excluding certain items. The items excluded relate to certain non-operating activities or certain non-recurring activities that create significant FFO volatility. We believe it is useful to evaluate FFO excluding these items because it provides useful information in analyzing comparability between reporting periods and in assessing the sustainability of our operating performance.

FFO and FFO, excluding certain items, should not be considered as alternatives to net income (loss), or as indicators of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to make distributions.  Additionally, the exclusion of impairments limits the usefulness of FFO and FFO, excluding certain items, as historical operating performance measures since an impairment charge indicates that operating performance has been permanently affected.  FFO and FFO, excluding certain items, are not useful measures in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining FFO and FFO, excluding certain items.  FFO and FFO, excluding certain items, are non-GAAP measurements and should be reviewed in connection with other GAAP measurements.  Our FFO and FFO, excluding certain items, as presented may not be comparable to amounts calculated by other REITs that do not define FFO in accordance with the current NAREIT definition, or interpret it differently, or that identify and exclude different items related to non-operating activities or certain non-recurring activities.

Funds Available for Distribution (FAD)

FAD is a non-GAAP financial measure that we define as FFO, excluding fair value mark to market adjustments, non-real estate depreciation and amortization, non-cash stock-based compensation expense, accretion or dilution of of Series A preferred stock, the amortization of financing costs, realized gains (losses) from the early extinguishment of derivatives, acquisition fees and expenses, straight-line rent amounts, amortization of above- or below-market intangible assets and liabilities, gains or losses on early extinguishment of debt, costs associated with our tender offer and NYSE listing, default interest or forgiven, and other non-recurring charges, less recurring capital expenditures, each as adjusted for our pro rata share of consolidated and unconsolidated amounts. Recurring capital expenditures are those capital expenditures, tenant improvements, leasing commissions and deferred lease incentives that are incurred to maintain current in-place rents including the leasing costs incurred to replace tenants upon lease expiration. Recurring capital expenditures exclude non-recurring capital expenditures. Non-recurring capital expenditures are those capital expenditures (1) incurred to change the class or characterization of an asset, (2) identified as deferred capital needs at the acquisition of a property and were incurred within a reasonable period of time subsequent to the property’s acquisition, or (3) incurred for tenant improvements, leasing commissions, or deferred lease incentives within twelve months of acquisition to lease space that was vacant at acquisition and costs incurred to lease space that has been vacant for at least twelve months. Although our FAD may not be comparable to that of other REITs and real estate companies, we believe it provides a meaningful indicator of our ability to fund our cash needs and to make cash distributions to equity owners.

We believe that net income (loss) is the most directly comparable GAAP financial measure to FAD. FAD does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of liquidity or our ability to make distributions.
Net Operating Income (NOI)
NOI is a non-GAAP financial measure equal to rental revenue, less property operating expenses, real estate taxes, and property management expenses.   Our management uses NOI internally as a performance measure and believes NOI is useful to investors as a performance measure because NOI reflects only those income and expense items that are incurred at the property level and is therefore a useful measure for evaluating a property’s performance. Using NOI on a comparative basis allows investors to evaluate property level performance to compare the operating performance of our properties in a given market with the operating performance of other real estate companies in the same market, and consequently allocate their own investment capital accordingly.
Further, we use NOI internally as a performance measure and believe NOI is useful to investors as a performance measure because, when compared year over year, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, acquisition and development activities, and general and administrative expenses on an un-leveraged basis, providing perspective not immediately apparent from net income. NOI excludes certain components from net income in order to provide results that are more closely related to a property’s results of operations.

Supplemental Operating and Financial Data	TIER REIT	1st Quarter Page 30

Certain items such as interest expense, while included in net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level. In addition, it is useful to our management and investors that depreciation and amortization are excluded from NOI because historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time, and, instead, real estate values have historically risen or fallen with market conditions.
NOI presented by us may not be comparable to NOI reported by other REITs that do not define NOI exactly as we do. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income as presented in our consolidated financial statements and notes thereto. NOI should not be considered as an alternative to net income as an indication of our performance or to cash flows as a measure of liquidity or our ability to make distributions.
Same Store GAAP NOI and Same Store Cash NOI
Same Store GAAP NOI is equal to rental revenue, less lease termination fee income, property operating expenses (excluding tenant improvement demolition costs), real estate taxes, and property management expenses for our same store properties and is considered a non-GAAP financial measure. Same Store Cash NOI is equal to Same Store GAAP NOI less non-cash revenue items including straight-line rent adjustments and the amortization of above- and below-market rent. The same store properties include our operating office properties owned and operated for the entirety of both periods being compared and include our comparable ownership percentage in each period for properties in which we own an unconsolidated interest.  We view Same Store GAAP NOI and Same Store Cash NOI as important measures of the operating performance of our properties because they allow us to compare operating results of properties owned and operated for the entirety of both periods being compared and therefore eliminate variations caused by acquisitions or dispositions during such periods.
Same Store GAAP NOI and Same Store Cash NOI presented by us may not be comparable to Same Store GAAP NOI or Same Store Cash NOI reported by other REITs that do not define Same Store GAAP NOI or Same Store Cash NOI exactly as we do. We believe that in order to facilitate a clear understanding of our operating results, Same Store GAAP NOI and Same Store Cash NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements and notes thereto. Same Store GAAP NOI and Same Store Cash NOI should not be considered as an indicator of our ability to make distributions or as alternatives to net income (loss) as an indication of our performance or to cash flows as a measure of liquidity.
Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA)
EBITDA, a non-GAAP financial measure, is defined as net income (loss), plus interest expense, income tax expense, and depreciation and amortization expense, and after related adjustments for unconsolidated partnerships, joint ventures and subsidiaries, and noncontrolling interests. EBITDA is not intended to represent cash flow for the period, is not presented as an alternative to operating income as an indicator of operating performance, should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP, and is not indicative of operating income or cash provided by operating activities as determined under GAAP. EBITDA is presented solely as a supplemental disclosure with respect to liquidity because we believe it provides useful information regarding our ability to service or incur debt.

We also evaluate Normalized EBITDA, which is EBITDA excluding certain revenues and operating expenses. The items excluded relate to certain non-operating activities or certain non-recurring activities that create significant EBITDA volatility. Further, we evaluate Normalized Estimated Full Period EBITDA, which is EBITDA excluding certain revenues and operating expenses and adjusted to show the pro forma impact of properties that were either acquired or disposed during the period. We believe it is useful to evaluate EBITDA excluding these items and as adjusted for property acquisitions and dispositions because it provides useful information in analyzing comparability between reporting periods and in assessing the sustainability of our operating performance.

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